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EXHIBIT 99(j)


CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Amendment No. 2 of the Registration Statement on Form N-1A of our report dated March 27, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Report of The Prairie Fund, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Amendment No. 2 of the Registration Statement.

/s/ Kaufman, Rossin & Co., P.A.

Kaufman, Rossin & Co., P.A.
Miami, Florida
April 30, 2001